EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


                  We consent to incorporation by reference in the Registration Statement on Forms S-3 [File Number 033-81026] and S-8 [File Number 333-32293] of The Solomon-Page Group Ltd. and its subsidiary of our report dated December 18, 1997, except as to Note 14 for which the date is December 31, 1997, relating to the consolidated balance sheet of The Solomon Page Group Ltd. and its subsidiary as of September 30, 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the two fiscal years in the period ended September 30, 1997 which report appears in the September 30, 1997 annual report on Form 10-KSB of The Solomon-Page Group Ltd.





                                                   /s/ Moore Stephens, P.C.

                                                   MOORE STEPHENS, P. C.
                                                   Certified Public Accountants.


Cranford, New Jersey
January 12, 1998